Exhibit 10.2

FIFTH AMENDMENT TO FOURTH AMENDED
 AND RESTATED CREDIT AGREEMENT
This FIFTH AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 1, 2014 (this "Fifth Amendment"), is by and among (a) MISSION BROADCASTING, INC. (the "Borrower"), a Delaware corporation, (b) each of the Revolving Credit Lenders, (c) the Majority Lenders and (d) BANK OF AMERICA, N.A., as administrative agent (the "Administrative Agent") for itself and the other Lenders party to that certain Fourth Amended and Restated Credit Agreement, dated December 3, 2012 (as amended, supplemented, and restated or otherwise modified and in effect from time to time, prior to the date hereof, the "Existing Credit Agreement", and as amended hereby, the "Credit Agreement"), by and among the Borrower, the lending institutions party thereto (the "Lenders") and the Administrative Agent.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.
WHEREAS, on the date hereof (prior to giving effect to the amendments set forth in Section 3 below but after giving effect to the provisions of Section 2 below), the Borrower has reduced the Revolving Commitments by $22,000,000 so that the Existing Credit Agreement provides for (i) Revolving Credit Commitments in an aggregate principal amount of up to $8,000,000 and (ii) Term B-2 Loans in the outstanding principal amount of $230,522,487.78.
WHEREAS, the Nexstar Borrower is entering into a new Sharing Arrangement with Marshall Broadcasting Group, Inc. ("Marshall Broadcasting"), and in connection therewith the Administrative Agent and certain of the Lenders have agreed to provide a credit facility to Marshall Broadcasting, such facility to be on terms and conditions and subject to documentation in all respects comparable to the Revolving Credit Facility;
WHEREAS, the Borrower has proposed to amend the Existing Credit Agreement such that the new facility to Marshall Broadcasting is integrated into the Existing Credit Agreement in a comparable manner to the Revolving Credit Facility;
WHEREAS, Section 10.01 of the Existing Credit Agreement provides that the Loan Parties may amend the Existing Credit Agreement with the consent of the Majority Lenders;
WHEREAS, in connection with the Fifth Amendment, (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, RBC Capital Markets,1 and Wells Fargo Securities, LLC are Joint Lead Arrangers and Joint Bookrunners and (2) Bank of America, N.A. is Administrative Agent;
WHEREAS, on the date hereof, the parties hereto desire to enter into this Fifth Amendment to make certain amendments to the Existing Credit Agreement;
NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
§1.            Amendment to Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
§2.            Waiver of Section 2.06(a)(i) and Reduction of Revolving Credit Facility.  Pursuant to Section 10.01 of the Existing Credit Agreement, the Required Revolving Credit Lenders hereby waive the three Business Day prior notice requirement for voluntary reductions of the Revolving Credit Facility.  On and as of the Fifth Amendment Effective Date, the Revolving Credit Facility shall be reduced by $22,000,000 and shall be in an amount equal to $8,000,000.
§3.            Amendment of the Existing Credit Agreement.  Pursuant to Section 10.01 of the Credit Agreement, and subject to the satisfaction of the conditions set forth in Section 5 hereof and the waiver granted in Section 2 above, on and as of the Fifth Amendment Effective Date:
(a)            The Existing Credit Agreement is, effective on the Fifth Amendment Effective Date, hereby amended in its entirety to read as set forth in the attached Annex I.
(b)            The Schedules to the Existing Credit Agreement are hereby amended by replacing Schedule 1.01(a) with a new Schedule 1.01(a) in the form as set forth in Annex II hereto.
(c)            The Schedules to the Existing Credit Agreement are hereby amended by replacing Schedule 1.01(c) with a new Schedule 1.01(c) in the form as set forth in Annex II hereto.
(d)            The Schedules to the Existing Credit Agreement are hereby amended by replacing Schedule 1.01(d) with a new Schedule 1.01(d) in the form as set forth in Annex II hereto.
(e)            The Schedules to the Existing Credit Agreement are hereby amended by replacing Schedule 1.01(e) with a new Schedule 1.01(e) in the form as set forth in Annex II hereto.
(f)            The Schedules to the Existing Credit Agreement are hereby amended by replacing Schedule 2.01 with a new Schedule 2.01 in the form as set forth in Annex II hereto.
(g)            The Exhibits to the Existing Credit Agreement are hereby amended by replacing Exhibit E with a new Exhibit E thereto in the form as set forth in Annex II hereto
(h)            The Exhibits to the Existing Credit Agreement are hereby amended by adding a new Exhibit L thereto in the form as set forth in Annex II hereto.
§4.            Amendments of Exhibit J.
(a)            Section 5.03 of Exhibit J to the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
5.03            Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Nexstar Entity of this Agreement or any other Loan Document, other than (i) the filing of certain of the Loan Documents with the FCC after the Closing Date, and (ii) the prior approval of the FCC, as may be required for the Lenders to exercise certain of their rights with respect to the Stations and the Shared Service Party Stations, (b) as of the Closing Date, the grant by any Nexstar Entity of the Liens granted by it pursuant to the Security Documents, (c) as of the Closing Date, the perfection or maintenance of the Liens created under the Security Documents (including the priority thereof), (d) approvals, consents, exceptions, authorization, action, notice or filing under securities laws or (e) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents except for (i) filings necessary to perfect the Liens on the Collateral granted by the Nexstar Entities in favor of the Secured Parties from and after the Closing Date, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate for the Nexstar Entities, the Mission Entities and the Marshall Entities, reasonably be expected to have a Material Adverse Effect.
(b)            Section 5.17 of Exhibit J to the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
5.17            Use of Proceeds.  The proceeds of the Revolving Credit Loans shall be used to finance general corporate and working capital purposes of the Borrower, any of its Restricted Subsidiaries, and to the extent permitted by the terms of this Agreement, any of its Subsidiaries that are not Restricted Subsidiaries, (including, to the extent permitted hereunder, Investments, Sharing Arrangements, Capital Expenditures and Restricted Payments) and the funding of any original issue discount in accordance with the terms set forth herein; provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.  The proceeds of the Term A Loans shall be used in a manner consistent with the uses set forth in Section 6.12(c).  The proceeds of the Term B-2 Loans shall be used to finance general corporate and working capital purposes.

(c)            Section 5.22 of Exhibit J to the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
(a)            Each Nexstar Entity, and each Restricted Subsidiary of each such entity, holds such validly issued Broadcast Licenses as are necessary to operate the Stations as they are currently operated, and each such Broadcast License is in full force and effect (it being recognized that, as indicated on Schedules 5.22 as of the Closing Date, certain Stations may, from time to time, operate pursuant to Special Temporary Authority granted by the FCC).  To the Borrower's knowledge, each Shared Services Party holds such validly issued Broadcast Licenses as are necessary to operate the Shared Services Party Stations as they are currently operated.  As of the Closing Date, the Stations, together with Broadcast Licenses, are identified on Schedule 5.22, and each such Broadcast License has the expiration date set forth on Schedule 5.22.
(b)            No Nexstar Entity has knowledge of any condition imposed by the FCC as part of any Broadcast License which is neither set forth on the face thereof as issued by the FCC nor contained in the Communications Laws applicable generally to stations of the type, nature, class or location of the Station or Shared Services Party Station in question.  Except as otherwise set forth on Schedules 5.22 and 5.22(c) as of the Closing Date, each Station, and, to the Borrower's knowledge, each Shared Services Party Station has been and is being operated in all material respects in accordance with the terms and conditions of the Broadcast Licenses applicable to it and the Communications Laws.
(c)            Except as otherwise set forth on Schedule 5.22(c) as of the Closing Date, no proceedings are pending or, to the knowledge of any Nexstar Entity or any Restricted Subsidiary are threatened which may result in the revocation, modification, non‑renewal or suspension of any applicable Broadcast License of such Nexstar Entity, the denial of any pending applications, the issuance of any cease and desist order or the imposition of any fines, forfeitures or other administrative actions by the FCC with respect to any Station, or, to the Borrower's knowledge, any Shared Services Party Station or its operation, other than (i) any proceedings which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (ii) proceedings affecting the television broadcasting industry in general.
(d)            All reports, applications and other documents required to be filed by the Nexstar Entities and their Restricted Subsidiaries with the FCC with respect to the Stations, and, to the Borrower's knowledge, Shared Services Party Stations have been timely filed, and all such reports, applications and documents are true, correct and complete in all respects, except where the failure to make such timely filing or any inaccuracy therein could not reasonably be expected to have a Material Adverse Effect, and except as otherwise set forth on Schedule 5.22(c) as of the Closing Date, no Nexstar Entity nor any Restricted Subsidiary of a Nexstar Entity has knowledge of any matters which could reasonably be expected to result in the suspension or revocation of or the refusal to renew any Broadcast License or the imposition on any Nexstar Entity or any Restricted Subsidiary of any material fines or forfeitures by the FCC, or which could reasonably be expected to result in the revocation, rescission, reversal or material adverse modification of the authorization of any Broadcast License.
(e)            There are no unsatisfied or otherwise outstanding citations issued by the FCC with respect to any Station or its operations, or, to the Borrower's knowledge, any Shared Services Party Station or its operations.
(f)            Non‑U.S. voting interests held, directly or indirectly, are less than 25 percent of the Ultimate Parent's total voting interests, and the total equity of the Ultimate Parent held by non‑U.S. citizens, directly or indirectly, is less than 25 percent of the Ultimate Parent's total equity.
(d)            Section 5.23 of Exhibit J to the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
5.23            Nexstar/Mission Agreements; Nexstar/Marshall Agreements.  All Nexstar/Mission Agreements and Nexstar/Marshall Agreements in effect on the Fifth Amendment Effective Date are listed on Schedule 1.01(a), and full and complete copies thereof have been delivered to the Administrative Agent together with all exhibits, schedules, annexes and other documents related thereto or executed in connection therewith.
(e)            Section 5.25 of Exhibit J to the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
5.25            Cross Collateralization, Cross Default and Cross Guaranties of the Nexstar and Marshall Entities.

(a)            Cross Default.  The provisions of this Agreement are effective to provide that the occurrence of a Marshall Event of Default under the Marshall Credit Agreement will result in an Event of Default under this Agreement.

(b)            Cross Guaranties.  The Nexstar Guaranty of Marshall Obligations is effective to bind the Nexstar Entities to an unconditional guarantee of the Marshall Obligations and is a legal, valid and binding obligation of the Nexstar Entities, enforceable against each such Nexstar Entity in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

(c)            Cross Collateralization.  The Nexstar Security Agreement, Nexstar Pledge Agreements and Mortgages are effective to create for the benefit of the Secured Parties legal, valid and enforceable Liens on, and security interests in, the Collateral to secure payments of all or any portion of the Marshall Obligations and the Obligations.

§5.            Conditions to Effectiveness.  This Fifth Amendment shall become effective as of the date set forth above upon the satisfaction of the following conditions (such effective date, the "Fifth Amendment Effective Date"):
(a)            there shall exist no Default both immediately before and after giving effect to this Fifth Amendment;
(b)            the Administrative Agent shall have received a counterpart signature page to this Fifth Amendment, duly executed and delivered by the Borrower, the Administrative Agent, each Guarantor, the owners of the Equity Interests of the Mission Borrower (the "Pledgors"), the Majority Lenders and each of the Revolving Credit Lenders;
(c)            the Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders, the Nexstar Swing Line Lender and the Nexstar L/C Issuers, (i) an opinion of Kirkland & Ellis LLP, counsel for the Nexstar Borrower, the other Nexstar Entities and the Mission Entities, addressed to the Nexstar L/C Issuers, the Administrative Agent, the Collateral Agent and the Lenders and permitted to be relied upon by any persons who become Lenders, in each case in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and customary for senior secured credit facilities in transactions of this kind (including a customary no conflicts opinion with respect to the Senior 6⅞% Notes due 2020 and Senior 6⅞% Notes due 2020 Indenture) and (ii) an opinion of Wiley Rein, LLP, special FCC counsel for the Nexstar Entities and the Mission Entities, addressed to the Nexstar L/C Issuers, the Administrative Agent, the Collateral Agent, the Nexstar Swing Line Lender and the Lenders and capable of being relied upon by any persons who become Lenders, in form and substance reasonably satisfactory to the Administrative Agent;
(d)            the Administrative Agent shall have received (i) certificates of good standing from the applicable secretary of state of organization of each Loan Party, certificates of resolutions or other action, incumbency certificates and/or other certificates of a Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Fifth Amendment, and (ii) a certificate of a Responsible Officer of the Borrower attaching the resolutions adopted by the Borrower approving or consenting to the Fifth Amendment;
(e)            the representations and warranties set forth in this Fifth Amendment shall be true and correct in all material respects as of the date of this Fifth Amendment (except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (2) that any representation or warranty that is qualified by "materiality" or "Material Adverse Effect" shall be true and correct in all respects);
(f)            the Nexstar Credit Agreement shall be amended on a substantially similar basis (but only as applicable) for the Nexstar Borrower, as the terms set forth in this Fifth Amendment;
(g)            the Marshall Credit Agreement and each Security Document (as defined in the Marshall Credit Agreement) shall be executed, delivered and effective;
(h)            the Administrative Agent shall have received (i) an amended and restated  Mission Guaranty of Nexstar Obligations, (ii) an amended and restated Nexstar Guaranty of Mission Obligations, and (vii) such other amendments and restatements of the Security Documents conforming to the provisions of this Fifth Amendment, as the Collateral Agent and/or the Administrative Agent may require, in each case, duly executed and delivered by each party thereto and effective as of the date hereof;
(i)            the Administrative Agent shall have received an amended and restated Revolver Reallocation letter, duly executed by the Revolving Credit Lenders;
(j)            the Administrative Agent shall have received the Intercreditor Agreement Among Lenders, duly executed by (a) the Collateral Agent, (b) the Administrative Agent, (c) the Administrative Agent on behalf of the Lenders, (d) the Nexstar Administrative Agent, (e) the Nexstar Administrative Agent on behalf of the Nexstar Lenders, (f) the Marshall Administrative Agent and (g) the Marshall Administrative Agent on behalf of the Marshall Lenders;
(k)            intentionally omitted;
(l)            the Administrative Agent shall have received the Fifth Amendment Administrative Agent Fee Letter, duly executed by the Borrower, the Nexstar Borrower, the Marshall Borrower, the Parent Guarantors and the Administrative Agent;
(m)            the Borrower shall have paid all fees and expenses required to be paid prior to or concurrently with the execution of this Fifth Amendment by the Fifth Amendment Administrative Agent Fee Letter and any fee letter executed among the Borrower and any Agent, Arranger or Lender (or combination thereof); and
(n)            the Borrower shall have paid all reasonable invoiced fees and expenses of the Administrative Agent's counsel, Winstead PC, and the Administrative Agent shall have received evidence of payment of all other reasonable and documented out‑of‑pocket costs and expenses (including, without limitation, legal fees and expenses) that have been invoiced prior to the effective date of this Fifth Amendment.
§6.            Consent regarding Changes to Loan Documents.  The Majority Lenders hereby consent to an amendment and/or amendment and restatement of any Loan Document (other than the Credit Agreement) to conform to the provisions of this Fifth Amendment and the Existing Credit Agreement, as amended hereby.  The Majority Lenders hereby authorize the Collateral Agent and the Administrative Agent, on behalf of the Lenders, to execute and deliver such amendment and/or amendment and restatement to each such Loan Document.
§7.            Affirmation of Mission Entities.  Each of the Mission Entities hereby affirms its Obligations under the Credit Agreement, each of the other Loan Documents to which each is a party, each of the Nexstar Loan Documents to which each is a party and each hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans and all other amounts due (i) under the Credit Agreement (as amended hereby) and the other Loan Documents and (ii) under the Nexstar Credit Agreement (as amended) and the Nexstar Loan Documents.
§8.            Representations and Warranties.  Each of the Mission Entities represents and warrants to the Administrative Agent and the Lenders, immediately after giving effect to this Fifth Amendment, as follows:
(a)            Representations and Warranties.  Each of the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof (giving effect to this Fifth Amendment), except to the extent such representations and warranties are already qualified by materiality, in which case, such representations and warranties are true and correct in all respects and to the extent that such representations and warranties relate specifically to a prior date.
(b)            Enforceability.  The execution and delivery by the Mission Entities of this Fifth Amendment, and the performance by the Mission Entities of this Fifth Amendment and the Credit Agreement, as amended hereby, and each of the Loan Documents (and amendments, restatements and substitutions therefore in connection with this Fifth Amendment) are within the corporate authority of each of the Mission Entities and have been duly authorized by all necessary corporate proceedings.  This Fifth Amendment and the Credit Agreement, as amended, and each of the Loan Documents (and amendments, restatements and substitutions therefore in connection with this Fifth Amendment) hereby, constitute valid and legally binding obligations of each of the Mission Entities, enforceable against it in accordance with their terms, except as enforceability may be limited by Debtor Relief Laws and by general principles of equity.
(c)            No Default.  No Default has occurred and is continuing, and no Default will result from the execution, delivery and performance by the Mission Entities of this Fifth Amendment, the other Loan Documents or from the consummation of the transactions contemplated herein.
§9.            No Other Amendments, etc.
(a)            Except as expressly provided in this Fifth Amendment, (a) all of the terms and conditions of the Credit Agreement and the other Loan Documents (as amended and restated in connection herewith, if applicable) remain unchanged, and (b) all of the terms and conditions of the Credit Agreement, as amended hereby, and of the other Loan Documents (as amended and restated in connection herewith, if applicable) are hereby ratified and confirmed and remain in full force and effect.  Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of any Mission Entity or of any other Person under the Credit Agreement or any of the other Loan Documents except as expressly set forth herein or pursuant to a written agreement executed in connection herewith.  Nothing in this Fifth Amendment shall be construed to imply any willingness on the part of the Administrative Agent or any Lender to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.
(b)            Without limiting the foregoing, each of the Loan Parties to the Guaranties and the Security Documents hereby (i) acknowledges and agrees that all of its obligations under the Mission Guaranty Agreements, the Mission Guaranty of the Nexstar Obligations, and the Security Documents are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by each Loan Party to the Collateral Agent for the benefit of the Secured Parties and reaffirms the guaranties made pursuant to the Mission Guaranty Agreements and the Mission Guaranty of the Nexstar Obligations, (iii) acknowledges and agrees that the grants of security interests by and the guaranties of the Loan Parties contained in the Mission Guaranty Agreements, the Mission Guaranty of the Nexstar Obligations and the Security Documents are, and shall remain, in full force and effect after giving effect to the Fifth Amendment, and (iv) agrees that all Obligations are Guaranteed Obligations (as defined in the Guaranties).
(c)            This Fifth Amendment is a Loan Document under the terms of the Credit Agreement.
§10.            Execution in Counterparts.  This Fifth Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.  In proving this Fifth Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.
§11.            Interpretation.  This Fifth Amendment, the Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties.  Accordingly, this Fifth Amendment, Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.
§12.            Governing Law.  This Fifth Amendment shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely within such state.
§13.            Miscellaneous.  The captions in this Fifth Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

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1 RBC Capital Markets is a marketing name for the investment banking activities of Royal Bank of Canada.

IN WITNESS WHEREOF, the undersigned have duly executed this Fifth Amendment as of the date first set forth above.

The Borrower:

MISSION BROADCASTING, INC.

By:	/s/ Dennis P. Thatcher
Name:	Dennis P. Thatcher
Title:	President and Treasurer

[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement]

The Administrative Agent:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Don B. Pinzon
Name:	Don B. Pinzon
Title:	Vice President

[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement]

RATIFICATION OF GUARANTORS AND PLEDGORS
Each of the undersigned Guarantors and Pledgors hereby (a) acknowledges and consents to the foregoing Fifth Amendment and the Mission Entities' execution thereof; (b) joins the foregoing Fifth Amendment for the purpose of consenting to and being bound by the provisions thereof, (c) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrower under the Credit Agreement and (d) acknowledges and confirms that the liens and security interests granted by such Guarantor or Pledgor, as applicable, pursuant to the Loan Documents are and continue to be valid and perfected first priority liens and security interests (subject only to Permitted Liens (as defined in the Security Agreement)) that secure all of the Obligations on and after the date hereof.
The Gurantors:

NEXSTAR BROADCASTING, INC.

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Executive Vice President and Chief Financial Officer

NEXSTAR BROADCASTING GROUP, INC.
NEXSTAR FINANCE HOLDINGS, INC.

By:	/s/ Thomas E. Carter
Name:	Thomas E. Carter
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement]

The Pledgors:

/s/ Nancie Smith
Nancie Smith

/s/ Dennis P. Thatcher
Dennis P. Thatcher

[Signature Page to Fifth Amendment to Fourth Amended and Restated Credit Agreement]